EXHIBIT 3.4

SECOND AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP OF
TRIANGLE MEZZANINE FUND LLLP

Dated as of February 21, 2007

TRIANGLE MEZZANINE FUND LLLP
Table of Contents

i

ii

Schedule A — Partners, Capital Contributions and Percentage Interest
Exhibit I — Valuation Guidelines

iii

TRIANGLE MEZZANINE FUND LLLP
AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
     This AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP is dated and effective as of February 21, 2007, among New Triangle GP, LLC, a North Carolina limited liability company (the “New General Partner”) in its capacity as the sole general partner of the Partnership, Triangle Capital Corporation, a Maryland corporation, in its capacity as the sole limited partner of the Partnership (“TCC”), and the individuals and entities whose names hereafter appear on Schedule A as Limited Partners as amended from time to time (collectively, the “Limited Partners”), and such other individuals and entities as shall become parties as hereinafter provided.
     WHEREAS, Triangle Mezzanine LLC, as the general partner of the Partnership (the “Old General Partner”), and the limited partners of the Partnership named therein entered into that certain Agreement of Limited Partnership Agreement of the Partnership dated as of January 3, 2003, as amended (the “Original Agreement”); and
     WHEREAS, the Partnership, TCC, and TCC Merger Sub, LLC, a North Carolina limited liability company (“Merger Sub”), entered into an Agreement and Plan of Merger dated as of November 2, 2006 (the “Fund Merger Agreement”), pursuant to which Merger Sub is merging with and into the Partnership, with the Partnership being the surviving entity, and the partnership interests held by the limited partners of the Partnership are being converted into shares of common stock of TCC; and
     WHEREAS, the New General Partner, TCC and Old General Partner entered into an Agreement and Plan of Merger dated as of November 2, 2006 (the “GP Merger Agreement”), pursuant to which the Old General Partner is merging with and into the New General Partner, with the New General Partner being the surviving entity, and the ownership interests held by the members of the Old General Partner are being converted into shares of common stock of TCC; and
     WHEREAS, upon the closing of the transactions contemplated by the Fund Merger Agreement and the GP Merger Agreement, TCC will be the sole limited partner of the Partnership, and the New General Partner will be the sole general partner of the Partnership; and
     WHEREAS, immediately following the closing of the transactions contemplated by the Fund Merger Agreement and GP Merger Agreement, the New General Partner and TCC desire to amend and restate the Original Agreement in its entirety by entering into this Agreement;
     NOW, THEREFORE, the parties, in consideration of their mutual agreements stated in this Agreement, agree to become partners and to form a limited partnership under the Act.

ARTICLE 1.
General Provisions
Section 1.01 Definitions.
     For the purposes of this Agreement, the following terms have the following meanings:
     “Act” means the North Carolina Revised Uniform Limited Partnership Act.
     “Additional Limited Partners” has the meaning stated in Section 5.04.
     “Adjusted Capital Account Deficit” shall mean with respect to any Partner, the deficit balance, if any, in such Partner’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:
     (i) Credit to such Capital Account any amounts which such Partner is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(i) and 1.704-2(i)(5); and
     (ii) Debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).
     The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
     “Affiliate” has the meaning stated in the SBIC Act.
     “Affiliated Venture Capital Fund” means any entity commonly referred to as a venture capital or private equity fund managed or controlled by the General Partner to the extent that management or control is not contrary to the SBIC Act, or in which any Principal participates as a general partner or as a general partner, officer, director, manager, or employee of a general partner or investment manager of any such venture capital or private equity fund. TCC is an Affiliated Venture Fund.
     “Agreement” means this agreement of limited partnership, as amended from time to time. References to this Agreement will be deemed to include all provisions incorporated in this Agreement by reference.
     “Assets” means common and preferred stock (including warrants, rights and other options relating to such stock), notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, and other properties or interests commonly regarded as securities, and in addition, interests in real property, whether improved or unimproved, and interests in personal property of all kinds (tangible or intangible), choses in action, and cash, bank deposits and so-called “money market instruments”.

     “Assets Under Management” means, as of any specified date, the value of all Assets owned by the Partnership (the value to be determined as provided in this Agreement) less the amount of any liabilities of the Partnership, determined in accordance with generally accepted accounting principles, consistently applied.
     “Associate” has the meaning stated in the SBIC Act.
     “Assumed Leverage” means an amount equal to the maximum amount of Leverage that an SBIC is eligible to obtain, but not exceeding two (2) times the amount of Unreduced Regulatory Capital.
     “Capital Account” shall mean with respect to any Partner, the Capital Account maintained in accordance with the following provisions:
     (i) To each Partner’s Capital Account there shall be credited such Partner’s Capital Contributions, such Partner’s distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Sections 6.02(b) or 6.03, and the amount of any Partnership liabilities assumed by such Partner or which are secured by any Partnership Assets distributed to such Partner.
     (ii) To each Partner’s Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Partnership Assets distributed to such Partner pursuant to any provision of this Agreement, such Partner’s distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Sections 6.02(b) or 6.03, and the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.
     (iii) In determining the amount of any liability for purposes of clauses (i) and (ii) above, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Treasury Regulations.
     The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Sections 1.704-1(b) and 1.704-2 and shall be interpreted and applied in a manner consistent with such Treasury Regulations. The General Partner shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations Sections 1.704-1(b) or 1.704-2.
     “Capital Contribution” in respect of any Partner means the amount of cash and the Gross Asset Value of any other property contributed by such Partner, as such, to the capital of the Partnership.

     “Certificate of Limited Partnership” means the certificate of limited partnership with respect to the Partnership filed in the office of the Secretary of State of the State of North Carolina.
     “Code” means the Internal Revenue Code of 1986, as amended, as in effect from time to time.
     “Combined Capital” has the meaning stated in the SBIC Act.
     “Commencement Date” means February 14, 2003.
     “Control Person” has the meaning stated in the SBIC Act.
     “Debentures” has the meaning stated in the SBIC Act.
     “Depreciation” shall mean for each Fiscal Year an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to any Noncash Asset for such year or other period, except that if the Gross Asset Value of a Noncash Asset differs from its adjusted basis for Federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the Federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for Federal income tax purposes of a Noncash Asset at the beginning of such year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.
     “Designated Party” means any of the General Partner, any Investment Adviser/Manager, and any partner, manager, stockholder, director, officer, employee, member of the Investment Committee of the New General Partner or Affiliate of any of the foregoing.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder and interpretations thereof promulgated by the Department of Labor, as in effect from time to time.
     “Fiscal Year” shall mean the Partnership’s taxable year for federal income tax purposes or, if the context requires, any portion of such year for which the Partnership is required to allocate Profits, Losses, and other items of Partnership income, gain, loss or deduction pursuant to Article 6.
     “General Partner” means the general partner or general partners of the Partnership, as set forth in this Agreement.
     “Gross Asset Value” shall mean with respect to any Noncash Asset the Noncash Asset’s adjusted basis for federal income tax purposes, except as follows:
     (i) The initial Gross Asset Value of any Noncash Asset contributed by a Partner to the Partnership shall be the gross fair market value of such Noncash Asset, as specified in this Agreement or (if not so specified) as determined by the General Partner consistent with Section 3.08;
     (ii) The Gross Asset Values of all Noncash Assets shall be adjusted to equal their respective gross fair market values, as of the following times: (A) the issuance of a partnership interest in the Partnership to any new or existing Partner other than pursuant to clause (i) of the first sentence of Section 5.04, (B) the distribution by the Partnership to a Partner of more than a de minimis amount of Assets as consideration for an interest in the Partnership, (C) the liquidation of the Partnership within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g), and (D) as provided in Section 8.13; provided, however that adjustments pursuant to clauses (A) and (B) above shall be made only if the General Partner determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;
     (iii) The Gross Asset Value of any Noncash Asset distributed to any Partner shall be adjusted to equal the gross fair market value of such Noncash Asset on the date of distribution; and
     (iv) The Gross Asset Values of Noncash Assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such Noncash Assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and clause (vi) of the definition of Profit or Loss and Section 6.03(g); provided, however, that Gross Asset Values shall not be adjusted pursuant to this clause (iv) to the extent the General Partner determines that an adjustment pursuant to clause (ii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (iv).
     For purposes of the foregoing, except as provided in clause (i) the gross fair market value of a Noncash Asset shall be the value established at the then most recent valuation of the Noncash Asset under this Agreement (or such other valuation date as is required under the SBIC Act). If the Gross Asset Value of a Noncash Asset has been determined or adjusted pursuant to clauses (i), (ii), or (iv) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.
     “Indemnifiable Costs” means all costs, expenses, damages, claims, liabilities, fines and judgments (including the reasonable cost of the defense, and any sums which may be paid with the consent of the Partnership in settlement), incurred in connection with or arising from a claim, action, suit, proceeding or investigation, by or before any court or administrative or legislative body or authority.
     “Investment Adviser/Manager” has the meaning stated in the SBIC Act, and for the Partnership shall initially be TCC.

     “Investment Advisers Act” means the Investment Advisers Act of 1940, as amended, and the regulations thereunder and interpretations thereof promulgated by the Securities and Exchange Commission, as in effect from time to time.
     “Investment Company Act” means the Investment Company Act of 1940, as amended, and the regulations thereunder and interpretations thereof promulgated by the Securities and Exchange Commission, as in effect from time to time.
     “Leverage” has the meaning stated in the SBIC Act.
     “Limited Partners” mean the limited partners of the Partnership, including but not limited to any Limited Partners who are Affiliates of the General Partner and/or the Investment Adviser/Manager, other than the initial limited partner who has withdrawn as of the date of this Agreement.
     “Majority in Interest of the Limited Partners” means Limited Partners whose Partnership Percentage aggregates in excess of fifty percent (50%) of the Partnership Percentage of all Limited Partners.
     “Management Compensation” means the amounts payable by the Partnership to TCC or the Investment Adviser/Manager, as provided in Section 3.05.
     “Management Compensation Determination Time” has the meaning set forth in Section 3.05(b).
     “Management Expenses” has the meaning set forth in Section 3.07(a).
     “Management Fee Base” means the sum of Unreduced Regulatory Capital and Assumed SBA Leverage.
     “Management Fee Rate” means:
     (i) 2.5%, if the Management Fee Base is equal to or less than $60 million, or
     (ii) if the Management Fee Base is greater than $60 million but less than $120 million, such percentage that is equal to the difference between (A) 2.5%, and (B) 0.5% multiplied by (the difference between the Management Fee Base and $60 million, divided by $60 million), or
     (iii) 2.0%, if the Management Fee Base is greater or equal to $120 million.
     “Media Company” means an entity that, directly or indirectly, owns controls or operates or has an attributable interest in (a) a U.S. broadcast radio or television station or a U.S. cable televisions system, (b) a “daily newspaper,” (as such term is defined in Section 73.3555 of the rules and regulations of the Federal Communication Commission (“FCC”)), (c) any U.S. communications facility operated pursuant to a license granted by the FCC and subject to the provisions of Section 310(b) of the Communications Act of 1934, as amended, or (d) any other business that is subject to FCC regulations under which the ownership of the Partnership in such entity may be attributed to a Limited Partner or under which the ownership of a Limited Partner in another business may be subject to limitation or restriction as a result of the ownership of the Partnership in such entity.
     “Noncash Asset” means any Asset of the Partnership other than cash.
     “Nonrecourse Deductions” shall have the meaning provided in, and shall be determined in accordance with, Treasury Regulations Section 1.704-2.
     “Nonrecourse Liability” shall have the meaning provided in, and shall be determined in accordance with, Treasury Regulations Section 1.704-2(b)(3).
     “Organization Expenses” means the fees, costs and expenses of and incidental to the formation of the Partnership and the General Partner and the licensing of the Partnership as an SBIC.
     “Outstanding Leverage” means the total amount of outstanding securities (including, but not limited to, Debentures) issued by the Partnership, which qualify as Leverage and have not been redeemed or repaid as provided in the SBIC Act.
     “Partner Nonrecourse Debt” shall have the meaning provided in Treasury Regulations Section 1.704-2.
     “Partner Nonrecourse Debt Minimum Gain” shall have the meaning provided in, and shall be determined in accordance with, Treasury Regulations Section 1.704-2.
     “Partner Nonrecourse Deductions” shall have the meaning provided in, and shall be determined in accordance with, Treasury Regulations Section 1.704-2.
     “Partners” means the General Partner and the Limited Partners.
     “Partnership” means the limited partnership established by this Agreement.
     “Partnership Minimum Gain” shall have the meaning provided in, and shall be determined in accordance with, Treasury Regulations Section 1.704-2.
     “Partnership Percentage” in respect of any Partner means that the percentage of the total ownership interest in the Partnership held by such Partner based upon its Capital Contributions, as set forth on Exhibit A as revised from time to time.
     “___percent (___%) in Interest of the Limited Partners” means Limited Partners whose Partnership Percentage represents such percentage of the Partnership Percentages of all Limited Partners as of the time of determination.
     “Portfolio Companies” means the issuers of Assets acquired by the Partnership, other than issuers of certificates of deposits, shares or other participations in mutual funds or similar money market type instruments, direct obligations of or obligations guaranteed as to principal and interest by the United States and repurchase agreements with federally insured institutions with respect to such obligations. Reference to a “Portfolio Company” is to any one of the Portfolio Companies.
     “Portfolio Securities” means the Assets of the Portfolio Companies acquired by the Partnership. Reference to a “Portfolio Security” is to any one of the Portfolio Securities.
     “Principal” means Tarlton H. Long, David F. Parker, Garland S. Tucker, III, Brent P. W. Burgess and Steven C. Lilly so long as in each case that individual is an employee of the Investment Adviser/Manager of the Partnership, and any other individual who the General Partner and a Majority in Interest of the Limited Partners designate as a Principal, so long as that individual is an employee of the Investment Adviser/Manager.
     “Profit” or “Loss” shall mean for each Fiscal Year an amount equal to the Partnership’s taxable income or loss for the Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:
     (i) Any income of the Partnership that is exempt from Federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this definition shall be added to such taxable income or loss;
     (ii) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits and Losses pursuant to this definition, shall be subtracted from such taxable income or loss;
     (iii) In the event the Gross Asset Value of any Noncash Asset is adjusted pursuant to clauses (ii) or (iii) of the definition of Gross Asset Value the amount of such adjustment shall be taken into account as gain or loss from the disposition of such Noncash Asset for purposes of computing Profits and Losses;
     (iv) Gain or loss resulting from disposition of any Noncash Asset with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such Noncash Asset differs from its Gross Asset Value;
     (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year computed in accordance with the definition thereof;
     (vi) To the extent an adjustment to the adjusted tax basis of any Noncash Asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the Noncash Asset) or loss (if the adjustment decreases the basis of the Noncash Asset) from the disposition of the Noncash Asset and shall be taken into account for purposes of computing Profits and Losses; and
     (vii) Notwithstanding any other provisions of this definition, any items which are allocated pursuant to Sections 6.02(b) or 6.03 shall not be taken into account in computing Profits and Losses.
     The amounts of the items of Partnership income, gain, loss, or deduction to be allocated pursuant to Sections 6.02(b) or 6.03 shall be determined by applying rules analogous to clauses (i) through (vi) above.
     “Regulatory Capital” has the meaning stated in the SBIC Act.
     “Retained Earnings Available for Distribution” has the meaning stated in the SBIC Act.
     “SBA” means the United States Small Business Administration.
     “SBA Agreements” has the meaning stated in Section 10.12.
     “SBIC” means a small business investment company licensed under the SBIC Act.
     “SBIC Act” means the Small Business Investment Act of 1958, as amended, and the rules and regulations thereunder and interpretations thereof promulgated by SBA, as in effect from time to time.
     “SEC” means the Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933, as amended, and the regulations thereunder and interpretations thereof promulgated by the SEC, as in effect from time to time.
     “Treasury Regulations” shall mean the Income Tax Regulations (including Temporary Regulations) promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).
     “Unreduced Regulatory Capital” means Regulatory Capital plus any Partnership distributions which reduce Regulatory Capital previously made (i) under 13 C.F.R. §107.585, (ii) under 13 C.F.R. §107.1570(b), or (iii) which SBA otherwise approves for inclusion in the Management Compensation calculation.
Section 1.02 LLLP Registration; Name.
     (a) The General Partner has caused the Partnership to register as a limited liability limited partnership under the Act. The Partnership shall continue such registration as a limited liability limited partnership for so long as the General Partner determines, provided that any change of such registration requires SBA prior written approval.
     (b) The name of the Partnership is “Triangle Mezzanine Fund LLLP”.

     (c) Subject to the prior approval of SBA, the General Partner has the power at any time to:
          (i) change the name of the Partnership; and
          (ii) qualify the Partnership to do business under any name when the Partnership’s name is unavailable for use, or may not be used, in a particular jurisdiction.
     (d) The General Partner will give prompt notice of any action taken under Section 1.02(c) to each Partner and SBA.
Section 1.03 Principal Office; Registered Office; and Qualification.
     (a) The principal office of the Partnership will be at 3600 Glenwood Avenue, Suite 104, Raleigh, NC 27612, or such other place as may from time to time be designated by the General Partner, subject to the approval of SBA.
     (b) The registered office of the Partnership in the State of North Carolina will be located at 3600 Glenwood Avenue, Suite 104, Raleigh, North Carolina 27612. The name of the registered agent for the Partnership will be Garland S. Tucker, III. The General Partner may from time to time change the registered agent and registered office of the Partnership.
     (c) The General Partner will qualify the Partnership to do business in each jurisdiction where the activities of the Partnership make such qualification necessary.
     (d) The General Partner will give prompt notice of any action taken under this Section to each Partner and SBA.
Section 1.04 Commencement and Duration.
     (a) The Partnership will commence upon the filing of the Certificate of Limited Partnership in the office of the Secretary of State of the State of North Carolina.
     (b) The Partnership will be dissolved and wound up at the time and in the manner provided for in Article 8.
Section 1.05 Admission of Partners.
     (a) No person may be admitted as a General Partner or a Limited Partner without subscribing and delivering to the Partnership a counterpart of this Agreement, or other written instrument, which sets forth:
          (i) the name and address of the Partner,
          (ii) the Capital Contribution of the Partner, and
          (iii) the agreement of the Partner to be bound by the terms of this Agreement, and such other agreements and instruments as the General Partner requests.

     (b) Without the prior approval of SBA, no person may be admitted as:
          (i) a General Partner, or
          (ii) a Limited Partner with an ownership interest of ten percent (10%) or more of the Partnership’s capital.
     (c) The General Partner will compile, and amend from time to time as necessary, Schedule A attached to this Agreement, which will list:
          (i) the name and address of the General Partner and each Limited Partner,
          (ii) the Capital Contribution of the General Partner and each Limited Partner to the Partnership, and
          (iii) the Partnership Percentage of the General Partner and each Limited Partner in the Partnership.
     (d) The addition to the Partnership at any time of one or more Partners will not be a cause for dissolution of the Partnership, and all the Partners will continue to be subject to the provisions of this Agreement in all respects.
Section 1.06 Representations of Partners.
     (a) General Partner. This Agreement is made with the General Partner in reliance upon the General Partner’s representation to the Partnership, the Limited Partners and SBA, that:
          (i) it is duly organized, validly existing and in good standing under the laws of the State of North Carolina, and is qualified to do business under the laws of each state where such qualification is required to carry on the business of the Partnership;
          (ii) it has full power and authority to execute and deliver this Agreement and to act as General Partner under this Agreement;
          (iii) this Agreement has been authorized by all necessary actions by it, has been duly executed and delivered by it, and is a legal, valid and binding obligation of it, enforceable according to its terms; and
          (iv) the execution and delivery of this Agreement and the performance of its obligations under this Agreement will not conflict with, or result in any violation of, or default under, any provision of any governing instrument applicable to it, or any agreement or other instrument to which it is a party or by which it or any of its properties are bound, or any provision of law, statute, rule or regulation, or any ruling, writ, order, injunction or decree of any court, administrative agency or governmental body applicable to it.
     (b) Limited Partners. This Agreement is made with each Limited Partner in reliance upon each Limited Partner’s representation to the General Partner, the Partnership and SBA, that:

          (i) it has full power and authority to execute and deliver this Agreement and to act as a Limited Partner under this Agreement; this Agreement has been authorized by all necessary actions by it; this Agreement has been duly executed and delivered by it; and this Agreement is a legal, valid and binding obligation of it, enforceable against it according to its terms;
          (ii) the execution and delivery of this Agreement and the performance of its obligations under this Agreement do not require the consent of any third party not previously obtained, and will not conflict with, or result in any violation of, or default under, any provision of any governing instrument applicable to it, or any agreement or other instrument to which it is a party or by which it or any of its properties are bound, or any provision of law, statute, rule or regulation, or any ruling, writ, order, injunction or decree of any court, administrative agency or governmental body applicable to it;
          (iii) all representations made by it in any subscription agreement, investor qualification questionnaire or other similar document relating to its purchase of Limited Partner interests are true, complete and correct as of the date it became a party hereto; and if the Limited Partner is a bank (as the term is used in the SBIC Act, at 15 U.S.C. § 682(b)), the total amount of such Limited Partner’s investments in SBICs, including such Limited Partner’s interest in the Partnership, does not exceed five percent (5%) of such Limited Partner’s capital and surplus;
          (iv) unless otherwise disclosed to the Partnership in writing, the Partner is a citizen or resident of the United States, an entity organized under the laws of the United States or a state within the United States or an entity engaged in a trade or business within the United States; and
          (v) unless otherwise disclosed to the Partnership in writing, the Partner is not subject to Title I of ERISA.
     (c) Tax Information. Each Partner who has disclosed to the Partnership in writing that it is not a person described in Section 1.06(b)(iv), agrees to provide the Partnership with any information or documentation necessary to permit the Partnership to fulfill any tax withholding or other obligation relating to the Partner, including but not limited to any documentation necessary to establish the Partner’s eligibility for benefits under any applicable tax treaty.
Section 1.07 Notices With Respect to Representations by Limited Partners.
     (a) If any representation made by a Limited Partner in Section 1.06(b)(i), Section 1.06(b)(ii), or Section 1.06(b)(iii) ceases to be true, then the Limited Partner will promptly provide the Partnership with a correct separate written representation as provided in each such Section.
     (b) The Partnership will give SBA prompt notice of any corrected representation received from any Limited Partner under Section 1.07(a).

Section 1.08 Liability of Partners.
     (a) The General Partner does not have liability for the liabilities of the Partnership except to the extent required by the Act and the SBIC Act. The General Partner will not:
          (i) be obligated to restore by way of Capital Contribution or otherwise any deficits in the respective Capital Accounts of the Partners should such deficits occur, or
          (ii) have any greater obligation with respect to any Outstanding Leverage than is required by the SBIC Act or by SBA.
     (b) Except as otherwise provided under the Act and the SBIC Act, no Limited Partner will be liable for any loss, liability or expense whatsoever of the Partnership.
     (c) If a Limited Partner is required to return to the Partnership, for the benefit of creditors of the Partnership, amounts previously distributed to the Limited Partner, the obligation of the Limited Partner to return any such amount to the Partnership will be the obligation of the Limited Partner and not the obligation of the General Partner. No Limited Partner will be liable under this Agreement for the obligations under this Agreement of any other Partner.
     (d) Nothing in this Agreement limits any liability of any Partner under any agreement between the Partner and SBA.
Section 1.09 Repayment of Capital Contributions of Partners.
     Except as expressly provided in this Agreement, no specific time has been agreed upon for the repayment of the Capital Contributions of the Partners, and no Partner, or any successor-in-interest, shall have a right to withdraw any capital contributed to the Partnership.
Section 1.10 No Priorities of Limited Partners.
     Except as expressly provided in this Agreement or the SBIC Act, no Limited Partner shall have the right to demand or receive property other than cash in return for its Capital Contribution, nor shall any Limited Partner have priority over any other Partner either as to the return of its Capital Contribution or as to profits, losses or distributions.
ARTICLE 2.
Purpose and Powers
Section 2.01 Purpose and Powers.
     (a) The Partnership is being organized solely for the purpose of operating as a mezzanine investment fund. The Partnership has received from the SBA a license to operate as an SBIC under the SBIC Act. The Partnership shall (i) conduct only the activities described under Title III of the SBIC Act, (ii) have the powers and responsibilities, and be subject to the limitations, provided in the SBIC Act, and (iii) conduct all operations and take all actions in compliance with the SBIC Act.

     (b) Subject to Section 2.01(a), the Partnership may make, manage, own and supervise investments of every kind and character in conducting its business as a small business investment company.
     (c) Subject to the provisions of the SBIC Act, the Partnership has all powers necessary, suitable or convenient for the accomplishment of the purposes set forth in Section 2.01(a) and Section 2.01(b), alone or with others, as principal or agent, and can engage in any lawful act or activity for which limited partnerships may be organized under the Act.
Section 2.02 Restrictions on Powers.
     Notwithstanding any provision of Section 2.01(b) or Section 2.01(c), the Partnership will not:
          (i) lend any Assets of the Partnership to or guarantee any obligations of the General Partner, the Investment Adviser/Manager, or any director, officer, member, manager, partner, stockholder, employee or Affiliate of the General Partner or the Investment Adviser/Manager (excluding any Portfolio Company);
          (ii) allow any Assets of the Partnership to become commingled with the assets of the General Partner or the Investment Adviser/Manager, or any director, officer, member, manager, partner, stockholder, employee or Affiliate of the General Partner or the Investment Adviser/Manager;
          (iii) if the Partnership is an SBIC, invest at any time in Portfolio Securities if at the time of such investment the aggregate cost of (A) the investments of the Partnership in a Portfolio Company and its Affiliates plus (B) such additional investment would exceed: the greater of (x) twenty percent (20%) of the Partnership’s Regulatory Capital or (y) such other amount as the SBA shall permit in order to protect the Partnership’s investment;
          (iv) if the Partnership is an SBIC, invest at any time in Portfolio Securities issued by any company in which an SBIC is prohibited from investing by the SBIC Act;
          (v) borrow, guarantee the obligations of others or otherwise incur indebtedness if any such borrowings, guarantees or other indebtedness shall create Limited Partner liability, except as otherwise set forth in the SBIC Act or in an agreement with SBA in connection with issuance of Leverage; or
          (vi) if the Partnership is an SBIC, have outstanding any debt in an amount in excess of the maximum amount of debt permitted under the SBIC Act.
Section 2.03 ERISA Limitation.
     At any time that a Limited Partner is subject to Title I of ERISA and 25% or more in interest of all Limited Partners (as measured by their aggregate Capital Accounts) are “benefit plan investors” (within the meaning of Department of Labor Regulation § 2510.3-101(f)(2), 51 Fed. Reg. 41,282 (November 13, 1986) or any amendment or successor regulation), the Partnership will use its reasonable efforts to ensure that the Partnership qualifies as a “venture capital operating company” (within the meaning of Department of Labor Regulation § 2510.3-101(d), 51 Fed. Reg. 41,281 (November 13, 1986) or any amendment or successor regulation). Subject to SBA approval if and to the extent required, the General Partner shall have the authority to take any action it deems necessary in order to implement this Section 2.03. Such authority shall include, but shall not be limited to, the authority to prevent any Limited Partner from acquiring or disposing of interests in the Partnership so as to prevent the Assets of the Partnership from being deemed to be assets of a “benefit plan investor,” whether by limiting equity interests of “benefit plan investors” so that their participation is not “significant” within the meaning of the regulations, or otherwise.
ARTICLE 3.
Management
Section 3.01 Authority of General Partner.
     (a) The management and operation of the Partnership and the formulation of investment policy is vested exclusively in the General Partner, whose sole purpose shall be to serve as the general partner of the Partnership and who shall have the rights and powers which may be possessed by a general partner under the Act, and such rights and powers as are otherwise conferred by law and are necessary, advisable or convenient to the discharge of its duties under this Agreement and to the management of the operations and affairs of the Partnership.
          (A) Pursuant to the powers vested in the General Partner pursuant to Section 3.01(a) of the Agreement and Section 59-403(c) of the Act, notwithstanding any other provision in this Agreement to the contrary, the General Partner hereby delegates the authority to manage the business and affairs of the Partnership to the Board of Directors of the Partnership. The Board of Directors will be selected annually by the affirmative vote of Partners of the Partnership, voting as a single class, holding Partnership Percentages aggregating in excess of fifty percent (50%) of the Partnership Percentages of all Partners. All members of the Board of Directors of the Partnership will also be directors of Triangle Capital Corporation. The initial directors of the Partnership are Garland S. Tucker (Chairman), Brent P.W. Burgess, Steven C. Lilly, Thomas M. Garrott, Ben Goldstein, Simon Rich, Sherwood H. Smith, Jr. and Mac Dunwoody, who comprise all the directors of Triangle Capital Corporation and of the General Partner and who have heretofore been represented to the SBA as holding those positions. At all times that the Partnership is a registrant under the Investment Company Act of 1940 (the “1940 Act”) and has in effect an election to be treated as a business development company under the 1940 Act, a majority of the Board of Directors (or such higher percentage as may be required by the 1940 Act) will be persons who are not “interested persons” of the Partnership or its Affiliates within the definition of that term provided by Section 2(a)(19) of the 1940 Act (or any successor provision). The Board of Directors will operate in accordance with the attached governance procedures, which are identical to Article III (Directors) and Article IV (Committees) of the Bylaws of Triangle Capital Corporation. Notwithstanding anything contained herein to the contrary, the following duties will remain vested in the General Partner: (i) the authority to bind the Partnership as provided in Section 3.01(b) of the Partnership Agreement, and (2) the authority to perform any action that the Act requires be performed by a general partner of a limited partnership (and which may not be performed by a delegate of a general partner). Notwithstanding the foregoing, should the General Partner seek to amend this Agreement or take any additional substantive, non-ministerial action in the name of the Partnership, the General Partner shall obtain the prior approval of a majority of the Board of Directors. In addition, if the Board of Directors shall elect to amend this Agreement and any such amendment shall be approved by the SBA (to the extent so required), the General Partner shall execute such amendment. Members of the Board of Directors will be a “Designated Party” for purposes of the Agreement; provided, however, that the liability of any member of the Board of Directors to the Partnership will not be limited to the extent prohibited by the Investment Company Act of 1940.”
          (B) So long as the Board of Directors remains the Board of Directors of the Partnership and so long as the Partnership is licensed as an SBIC, the Board of Directors will comply with the requirements of the SBIC Act, including, without limitation, 13 C.F.R. § 107.160(a) and (b), as in effect from time to time.
     (b) The act of the General Partner in carrying on the business of the Partnership will bind the Partnership.
     (c) In the case of any General Partner other than a natural person, at any time that the Partnership is licensed as an SBIC, the General Partner will not allow any person to serve as a general partner, director, officer or manager of the General Partner, unless such person has been approved by SBA.
     (d) So long as the General Partner remains the general partner of the Partnership and so long as the Partnership either (i) has an SBIC license application pending or (ii) is licensed as an SBIC:
          (i) the General Partner will comply with the requirements of the SBIC Act, including, without limitation, 13 C.F.R. § 107.160(a) and (b), as in effect from time to time; and
          (ii) in the case of any General Partner other than a natural person, except as set forth in Section 3.01(d)(iii), it will devote all of its activities to the conduct of the business of the Partnership and will not engage actively in any other business, unless its engagement is related to and in furtherance of the affairs of the Partnership.
          (iii) The General Partner may, however:
               (A) subject to Section 3.04, act as the general partner or Investment Adviser/Manager for one or more other SBICs, and
               (B) receive, hold, manage and sell Assets received by it from the Partnership (or other SBIC for which it acts as general partner or Investment Adviser/Manager), or through the exercise or exchange of Assets received by it from the Partnership (or other SBIC for which it acts as general partner or Investment Adviser/Manager).

Section 3.02 Authority of the Limited Partners.
     The Limited Partners shall take no part in the control or management of the business or affairs of the Partnership, and the Limited Partners shall not have any authority to act for or on behalf of the Partnership or to vote on any matter relative to the Partnership and its affairs except as is specifically permitted by this Agreement. No Limited Partner that is subject to the Bank Holding Company Act of 1956, as amended, will have the right to vote on any matter for so long as such right to vote, in the opinion of counsel to such Limited Partner, would be inconsistent with the requirements of such act, or any rules or regulations promulgated thereunder. A Limited Partner or an employee, agent, member, manager, partner, director or officer of a Limited Partner also may be an employee, agent, member, manager, partner, director or officer of the Partnership, the General Partner or the Investment Adviser/Manager. For purposes of the Act, the existence of these relationships and acting in such capacities will not result in a Limited Partner’s being deemed to be participating in the control of the business of the Partnership or otherwise affect the liability under the Act of the Limited Partner or the person so acting.
Section 3.03 The Investment Adviser/Manager.
     (a) Subject to the SBIC Act, the General Partner may delegate any part of its authority to an Investment Adviser/Manager, including but not limited to entering into an agreement on behalf of the Partnership with an Investment Adviser/Manager for the provision of management services.
     (b) Any agreement delegating any part of the authority of the General Partner to an Investment Adviser/Manager will:
          (i) be in writing, executed by the General Partner on behalf of the Partnership and by the Investment Adviser/Manager,
          (ii) specify the authority so delegated, and
          (iii) expressly require that such delegated authority will be exercised by the Investment Adviser/Manager in conformity with the terms and conditions of such agreement, this Agreement and the SBIC Act.
     (c) Each agreement with an Investment Adviser/Manager, and any material amendment to any such agreement, is subject to the prior approval of SBA.
     (d) TCC is the initial Investment Adviser/Manager.
Section 3.04 Restrictions on Other Activities of the General Partner and its Affiliates.
     (a) Except as provided in the SBIC Act and as otherwise specifically provided in this Agreement, no provision of this Agreement will be construed to preclude any (i) Limited Partner, (ii) Investment Adviser/Manager, or (iii) Affiliate, general partner, member, manager or stockholder of any Partner or Investment Adviser/Manager, from engaging in any activity whatsoever or from receiving compensation therefor or profit from any such activity. Such activities may include, without limitation, (A) receiving compensation from issuers of securities for investment banking services, (B) managing investments, (C) participating in investments, brokerage or consulting arrangements or (D) acting as an adviser to or participant in any corporation, partnership, limited liability company, trust or other business person.
     (b) Except as provided in the SBIC Act, the General Partner’s Affiliates, each for its own account or for others (other than any Affiliated Venture Capital Fund), may not purchase participations of any amount in Portfolio Companies so long as the General Partner is the general partner of the Partnership; provided, however, that, subject to the SBIC Act, the General Partner’s Affiliates each may make purchases and sales for its own account of publicly-held securities in the open market and may invest in or finance a Portfolio Company if the Partnership is securing or has previously secured its desired investment position in that company and the General Partner determines that such investment or financing would not materially and adversely affect the Partnership’s investment. Except as set forth in this Section 3.04, the General Partner’s Affiliates each may, subject to the SBIC Act, make other investments of every type and nature for itself or for the account of others without offering the Partnership a participation in such investments and without the Partnership or any Partner becoming entitled by virtue of this Agreement to any interest therein or to the profits or income derived therefrom. Subject to the limitations contained herein, all the foregoing shall be in the sole and absolute discretion of the General Partner and without liability to the Partnership or the Limited Partners.
Section 3.05 Management Compensation.
     (a) (i) As compensation (“Management Compensation”) for services rendered in the management of the Partnership, during the term of the Partnership, beginning on the Commencement Date, the Partnership will pay an annual management fee computed on a daily basis equal to the Management Fee Rate multiplied by the Management Fee Base, except as provided in paragraph (ii).
     (ii) If the Partnership does not meet the criteria for “activity” set forth in the SBIC Act (13 CFR 107.590) for two consecutive fiscal quarters, beginning on the first day of the next fiscal quarter, the Partnership shall pay an annual management fee equal to the Management Fee Rate multiplied by the cost of loans and investments for all portfolio companies in which the Partnership has not written off its investment and which are going concerns. Following any fiscal quarter in which the Partnership meets the criteria for “activity”, the Partnership shall resume paying Management Compensation in accordance with paragraph (a)(i).
     (b) Notwithstanding anything contained herein to the contrary, if the Management Compensation is payable to an Investment Adviser/Manager, the Partnership will not pay any Management Compensation to the Investor Adviser/Manager until such time that the SEC has granted exemptive relief with respect to the payment of such compensation or the Investment Advisor/Manager otherwise determines that such compensation is permissible under the Investment Company Act (the “Management Compensation Determination Time”). Prior to the Management Compensation Determination Time, Management Compensation shall accrue, and such accrued Management Compensation shall be payable in full by the Partnership to the Investment Advisor/Manager at the Management Compensation Determination Time.

     (c) The Management Compensation will be paid by the Partnership to TCC or, at TCC’s direction, in whole or in part to an Investment Adviser/Manager.
     (d) As long as the Partnership remains an SBIC, it will not pay any Management Compensation with respect to any fiscal year in excess of the amount of Management Compensation approved by SBA.
Section 3.06 Payment of Management Compensation.
     (a) Management Compensation will be paid in advance on the first day of each fiscal quarter or a portion thereof in cash. If the Management Compensation payable for a fiscal quarter or other period calculated as provided in Section 3.05 is greater than the amount paid at the beginning of that fiscal quarter or period, then the additional Management Compensation owed shall be paid at the beginning of the next fiscal quarter. If the Management Compensation payable for a fiscal quarter or other period calculated as provided in Section 3.05 is less than the amount paid at the beginning of that fiscal quarter or period, then Management Compensation payable for the following fiscal quarter or period shall be reduced by the amount of the overpayment or, if the Partnership will be wound up and liquidated by the end of such fiscal quarter or other period, the overpayment shall be repaid by the recipient to the Partnership.
     (b) Within sixty (60) days after (i) the end of each fiscal year of the Partnership, (ii) the date of its dissolution and (iii) the date a person ceases to be Investment Adviser/Manager, appropriate adjustment (by way of payment or refund) will be made so that the Management Compensation paid with respect to the fiscal year then ended or the period from the end of the last fiscal year to the date set forth in clause (ii) or (iii) of this Section 3.06(b) will be equal to the management fee calculated on a daily basis under Section 3.05 for such period.
Section 3.07 Partnership Expenses.
     (a) The entity entitled to receive Management Compensation will be responsible for the payment of the following expenses (“Management Expenses”): the Partnership’s normal operating expenses, including compensation and fringe benefits of its officers and directors, services, rent, utilities and other overhead charges; expenses for business development, travel and entertainment incurred in connection with the affairs of the Partnership; insurance premiums and fees (excluding directors and officers liability insurance); telephone, telegram, cablegram, telegraph, facsimile, Internet and similar charges; postage expenses; dues, subscriptions, office supplies, equipment rental and similar expenses; fees for bookkeeping and other similar services relating to the affairs of the Partnership, the General Partner and the Investment Adviser/Manager, and other routine expenses incurred in connection with their affairs. Management Expenses shall not include the expenses borne by the Partnership and described in Section 3.07(b). Notwithstanding the foregoing, the entity entitled to receive Management Compensation will not be responsible for the payment of Management Expenses until the Management Compensation Determination Time. Prior to the Management Compensation Determination Time, the Management Expenses will accrue, and such accrued Management Expenses will be offset against the accrued Management Compensation payable to the Investment Adviser/Manager at the Management Compensation Determination Time pursuant to the last sentence of Section 3.05(b).

     (b) The Partnership will pay the following Partnership expenses: the accounting fees, costs and expenses of the Partnership, including without limitation, the annual audit of the Partnership, the preparation of the annual and any interim financial statements of the Partnership and the Federal and state tax returns of the Partnership; examination fees payable to SBA; taxes payable by the Partnership; Management Compensation; costs and expenses associated with meetings of the Limited Partners of the Partnership, communications with Limited Partners and preparation of Partnership status reports; costs and expenses associated with informal meetings of Limited Partners with the General Partner and of committees of the Partnership; the legal fees, cost and expenses of counsel for the Partnership in any legal action or proceeding, including threatened action, proceeding or investigation, and the amount of any judgments or settlements paid in connection with such action, proceeding or investigation; the legal and other fees, costs and expenses of and incidental to the purchase and sale (including qualification and registration) of Portfolio Securities to the extent that such fees, costs and expenses are not paid by Portfolio Companies or others; all other legal fees, costs and expenses incident to the Partnership, its formation, its management and activities; interest and other expenses relating to any Partnership indebtedness; dues payable to trade associations including the National Association of Small Business Investment Companies; bonding expenses; premiums for insurance protecting the Partnership, Designated Parties, and other persons entitled to indemnification from the Partnership from liabilities to third parties for activities on behalf of the Partnership; fees incurred by the Partnership for special advisory or consulting services; securities filing fees; SBA commitment, reservation, custodian and other fees; fees and expenses incurred in connection with reserving, using or repaying SBA Leverage; and all extraordinary fees, costs and expenses.
     (c) All Partnership expenses paid by the Partnership will be made against appropriate supporting documentation. The payment by the Partnership of Partnership expenses will be due and payable as billed.
Section 3.08 Valuation of Assets.
     (a) The Partnership will adopt written guidelines for determining the value of its Assets. Assets held by the Partnership will be valued by the Board of Directors in a manner consistent with the Partnership’s written guidelines and the SBIC Act. The Valuation Guidelines attached to this Agreement as Exhibit I are the Partnership’s written guidelines for valuation.
     (b) To the extent that the SBIC Act requires any Asset held by the Partnership to be valued other than as provided in this Agreement, the Board of Directors will value the Asset in such manner as it determines to be consistent with the SBIC Act.
     (c) Assets held by the Partnership will be valued at least annually (or more often, as SBA may require or as required by this Agreement or the Act), and will be valued at least semi-annually (or more often, as SBA may require) at any time that the Partnership has Outstanding Leverage. Assets distributed in kind will be valued as of the date distributed.
     (d) In determining the value of the interest of any Partner in the Partnership, or in any accounting among the Partners or any of them, no value shall be placed on the goodwill or name of the Partnership. No tax reserves shall be set up for unrealized gains or profits unless the tax obligations of the Partnership are established by law.
Section 3.09 Standard of Care.
     (a) No Designated Party will be liable to the Partnership or any Partner for any action taken or omitted to be taken by it or any other Partner or other person in good faith and in a manner it reasonably believed to be in or not opposed to the best interests of the Partnership, and, with respect to any criminal action or proceeding, had no reasonable cause to believe its conduct was unlawful.
     (b) Neither any Limited Partner, nor any member of any Partnership committee or board who is not an Affiliate of the General Partner, will be liable to the Partnership or any Partner as the result of any decision made in good faith by the Limited Partner or member, in its capacity as such.
     (c) Any Designated Party, any Limited Partner and any member of a Partnership committee or board, may consult with independent legal counsel selected by it and will be fully protected, and will incur no liability to the Partnership or any Partner, in acting or refraining to act in good faith in reliance upon the opinion or advice of such counsel.
     (d) This Section does not constitute a modification, limitation or waiver of Section 314(b) of the SBIC Act, or a waiver by SBA of any of its rights under Section 314(b).
     (e) In addition to the standards of care stated in this Section, this Agreement may also provide for additional (but not alternative) standards of care.
Section 3.10 Indemnification.
     (a) The Partnership will indemnify and hold harmless, but only to the extent of Assets Under Management (less any Outstanding Leverage not included as a liability in the computation of Assets Under Management), any Designated Party, from any and all Indemnifiable Costs which may be incurred by or asserted against such person or entity, by reason of any action taken or omitted to be taken on behalf of the Partnership and in furtherance of its interests.
     (b) The Partnership will indemnify and hold harmless, but only to the extent of Assets Under Management (less any Outstanding Leverage not included as a liability in the computation of Assets Under Management), the Limited Partners, and members of any Partnership committee or board who are not Affiliates of the General Partner or any Investment Adviser/Manager from any and all Indemnifiable Costs which may be incurred by or asserted against such person or entity, by any third party on account of any matter or transaction of the Partnership, which matter or transaction occurred during the time that such person has been a Limited Partner or member of any Partnership committee or board.
     (c) The Partnership has power, in the discretion of the General Partner, to agree to indemnify on the same terms and conditions applicable to persons indemnified under Section 3.10(b), any person who is or was serving, under a prior written request from the Partnership, as a consultant to, agent for or representative of the Partnership as a director, manager, officer, employee, agent of or consultant to another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by the person in any such capacity, or arising out of the person’s status as such.
     (d) No person may be entitled to claim any indemnity or reimbursement under Section 3.10(a), (b) or (c) in respect of any Indemnifiable Cost that may be incurred by such person which results from the failure of the person to act in accordance with the provisions of this Agreement and the applicable standard of care stated in Section 3.09. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, preclude a determination that such person acted in accordance with the applicable standard of care stated in Section 3.09.
     (e) To the extent that a person claiming indemnification under Section 3.10(a), (b) or (c) has been successful on the merits in defense of any action, suit or proceeding referred to in Section 3.10(a), (b) or (c) or in defense of any claim, issue or matter in any such action, suit or proceeding, such person must be indemnified with respect to such matter as provided in such Section. Except as provided in the foregoing sentence and as provided in Section 3.10(h) with respect to advance payments, any indemnification under this Section will be paid only upon determination that the person to be indemnified has met the applicable standard of conduct stated in Section 3.09(a) or Section 3.09(b).
     (f) A determination that a person to be indemnified under this Section has met the applicable standard stated in Section 3.09(a) or Section 3.09(b) may be made by (i) the General Partner, with respect to the indemnification of any person other than a person claiming indemnification under Section 3.10(a), (ii) a committee of the Partnership whose members are not affiliated with the General Partner or any Investment Adviser/Manager with respect to indemnification of any person indemnified under Section 3.10(a) or (iii) at the election of the General Partner, independent legal counsel selected by the General Partner, with respect to the indemnification of any person indemnified under this Section, in a written opinion.
     (g) In making any determination with respect to indemnification under Section 3.10(f), the General Partner, a committee of the Partnership whose members are not affiliated with the General Partner or any Investment Adviser/Manager, or independent legal counsel, as the case may be, is authorized to make the determination on the basis of its evaluation of the records of the General Partner, the Partnership or any Investment Adviser/Manager to the Partnership and of the statements of the party seeking indemnification with respect to the matter in question and is not required to perform any independent investigation in connection with any determination. Any party making any such determination is authorized, however, in its sole discretion, to take such other actions (including engaging counsel) as it deems advisable in making the determination.
     (h) Expenses incurred by any person in respect of any Indemnifiable Cost may be paid by the Partnership before the final disposition of any such claim or action upon receipt of an undertaking by or on behalf of such person to repay such amount unless it is ultimately determined as provided in Section 3.10(e) or (f) that the person is entitled to be indemnified by the Partnership as authorized in this Section.

     (i) The rights provided by this Section will inure to the benefit of the heirs, executors, administrators, successors, and assigns of each person eligible for indemnification under this Agreement.
     (j) The rights to indemnification provided in this Section are the exclusive rights of all Partners to indemnification by the Partnership. No Partner may have any other rights to indemnification from the Partnership or enter into, or make any claim under, any other agreement with the Partnership (whether direct or indirect) providing for indemnification.
     (k) The Partnership may not enter into any agreement with any person (including, without limitation, any Investment Adviser/Manager, Partner or any person that is an employee, officer, director, member, manager, partner or shareholder, or an Affiliate, Associate or Control Person of any Partner) providing for indemnification of any such person (i) except as provided for under this Section, and (ii) unless such agreement provides for a determination with respect to the indemnification as provided under Section 3.10(f).
     (l) The provisions of this Section do not apply to indemnification of any person that is not at the expense (whether in whole or in part) of the Partnership.
     (m) The Partnership may purchase and maintain insurance on its own behalf, or on behalf of any person or entity, with respect to liabilities of the types described in this Section. The Partnership may purchase such insurance regardless of whether the person is acting in a capacity described in this Section or whether the Partnership would have the power to indemnify the person against such liability under the provisions of this Section.
Section 3.11 [reserved]
Section 3.12 Media Company Provisions.
     In addition to any other restrictions applicable to Limited Partners set forth in this Agreement and notwithstanding any other provisions thereof, for so long as the Partnership has an investment in a Media Company, no Limited Partner (and no officer, director, partner or equivalent non-corporate official of a Limited Partner that is not an individual) shall:
          (i) act as an employee of the Partnership if his or her functions, directly or indirectly, relate to the media business of the Partnership or any Media Company in which the Partnership has an investment;
          (ii) serve, in any material capacity, as an independent contractor or agent with respect to the media business of the Partnership or any Media Company in which the Partnership has an investment;
          (iii) communicate on matters pertaining to the day-to-day media operations of the Partnership or a Media Company with (i) an officer, director, partner, agent, representative or employee of such Media Company, or (ii) the General Partner;
          (iv) perform any services for the Partnership materially relating to the media activities of the Partnership or any Media Company in which the Partnership has an investment,

except that any Limited Partner may make loans to, or act as a surety for, the Partnership or any such Media Company;
          (v) vote on the admission of any new General Partner to the Partnership unless such admission is approved by the General Partner;
          (vi) become actively involved in the management or operation of media businesses of the Partnership; or
          (vii) vote for the removal of the General Partner except where the General Partner is subject to bankruptcy proceedings, is adjudicated incompetent by a court of competent jurisdiction, or is removed for any cause which is determined by an independent party to constitute malfeasance, criminal conduct, or want or willful neglect, or other such extraordinary conduct with respect to which a prudent investor would require the right to remove to General Partner.
     Prior to the Partnership investing in a Media Company, the Partnership shall have received advice from counsel to the effect that such investment in a Media Company does not appear to be attributable to any Limited Partner under the attribution rules of the FCC or appear to cause any Limited Partner or the Partnership to be in violation of the FCC’s “cross-ownership” or “multiple-ownership rules.”
ARTICLE 4.
Small Business Investment Company Matters
Section 4.01 SBIC Act.
     The provisions of this Agreement must be interpreted to the fullest extent possible in a manner consistent with the SBIC Act. If any provision of this Agreement conflicts with any provision of the SBIC Act (including, without limitation, any conflict with respect to the rights of SBA or the respective Partners under this Agreement), the provisions of the SBIC Act will control.
Section 4.02 Consent or Approval of, and Notice to, SBA.
     (a) The requirements of the prior consent or approval of, and notice to, SBA in this Agreement will be in effect at any time that the Partnership is licensed as an SBIC or has Outstanding Leverage. These requirements will not be in effect if the Partnership is not licensed as an SBIC and does not have any Outstanding Leverage.
     (b) Except as provided in the SBIC Act, a consent or approval required to be given by SBA under this Agreement will be deemed given and effective for purposes of this Agreement only if the consent or approval is:
          (i) given by SBA in writing, and

          (ii) delivered by SBA to the party requesting the consent or approval in the manner provided for notices to such party under Section 10.04.
Section 4.03 Provisions Required by the SBIC Act for Issuers of Debentures.
     (a) The provisions of 13 C.F.R. § 107.1810(i) are incorporated by reference in this Agreement as if fully stated in this Agreement.
     (b) The Partnership and the Partners consent to the exercise by SBA of all of the rights of SBA under 13 C.F.R. § 107.1810(i), and agree to take all actions that SBA may require in accordance with 13 C.F.R. § 107.1810(i).
     (c) This Section will be in effect at any time that the Partnership has outstanding Debentures, and will not be in effect at any time that the Partnership does not have outstanding Debentures.
     (d) Nothing in this Section may be construed to limit the ability or authority of SBA to exercise its regulatory authority over the Partnership as a licensed small business investment company under the SBIC Act.
Section 4.04 Effective Date of Incorporated SBIC Act Provisions.
     (a) Any section of this Agreement which relates to Debentures issued by the Partnership and incorporates or refers to the SBIC Act or any provision of the SBIC Act (including, without limitation, 13 C.F.R. §§ 107.1810(i), 107.1820, and 107.1830 — 107.1850) will, with respect to each Debenture, be deemed to refer to the SBIC Act or such SBIC Act provision as in effect on the date on which the Debenture was purchased from the Partnership.
     (b) Section 4.04(a) will not be construed to apply to:
          (i) the provisions of the SBIC Act which relate to the regulatory authority of SBA under the SBIC Act over the Partnership as a licensed small business investment company; or
          (ii) the rights of SBA under any other agreement between the Partnership and SBA.
     (c) The parties acknowledge that references in this Agreement to the provisions of the SBIC Act relating to SBA’s regulatory authority refer to the provisions as in effect from time to time.
Section 4.05 SBA as Third Party Beneficiary.
     SBA will be deemed an express third party beneficiary of the provisions of this Agreement to the extent of the rights of SBA under this Agreement and under the Act. SBA will be entitled to enforce the provisions for its benefit, as if SBA were a party to this Agreement.

Section 4.06 Interest of the General Partner After Withdrawal.
     If the General Partner withdraws as a general partner of the Partnership (including upon notice from SBA as provided in the SBIC Act), then the entire interest of the General Partner in the Partnership will be converted into an interest as a non-voting Limited Partner on the terms provided in Section 8.03(c) and Section 8.13.
ARTICLE 5.
Partners’ Capital Contributions
Section 5.01 Capital Contributions.
     As of the date hereof, the Limited Partners and the General Partner have made Capital Contributions to the Partnership in the amounts set forth by their respective names on Schedule A. Schedule A will be amended from time to time in accordance with Section 1.05(c).
Section 5.02 [reserved]
Section 5.03 [reserved]
Section 5.04 Additional Limited Partners and Additional Capital Contributions.
     The General Partner may, with the consent of a Majority in Interest of the Limited Partners, admit one or more new Limited Partners (“Additional Limited Partners”) or permit any Limited Partner to make an additional Capital Contribution under the following terms and conditions:
     (a) Each such Additional Limited Partner (and Limited Partner making an additional Capital Contribution) must execute and deliver to the Partnership the documentation required in this Section 5.04, thereby evidencing its agreement to be bound by and comply with the terms and provisions hereof as if it were a signatory to this Agreement as of the date of this Agreement, and Schedule A attached to this Agreement will be amended to reflect such Additional Limited Partner’s name, address and Capital Contribution (or the additional Capital Contribution made by such Limited Partner, as the case may be).
     (b) Each such Additional Limited Partner shall be admitted to the Partnership as of the date that (i) an executed subscription agreement in form and substance acceptable to the General Partner has been accepted by the Partnership, (ii) an executed counterpart of this Agreement has been delivered to and accepted by the Partnership and (iii) such Additional Limited Partner shall have paid by way of a Capital Contribution to the Partnership, cash in an amount determined by the General Partner.
     (c) In the case of each Limited Partner that makes an additional Capital Contribution, such additional Capital Contribution shall be effective as of the date such Limited Partner shall have paid by way of Capital Contribution to the Partnership, cash in an amount equal to that additional Capital Contribution, and has executed any other documentation requested to be executed by the General Partner.

     (d) [reserved]
Section 5.05 [reserved]
Section 5.06 [reserved]
Section 5.07 [reserved]
Section 5.08 [reserved]
Section 5.09 [reserved]
Section 5.10 [reserved]
Section 5.11 [reserved]
Section 5.12 [reserved]
Section 5.13 [reserved]
Section 5.14 Withholding and Application of a Partner’s Distributions.
     No part of any distribution shall be paid to any Partner from which there is then due and owing to the Partnership, at the time of such distribution, any amount required to be paid to the Partnership. At the election of the General Partner, which it may make in its sole discretion, the Partnership may either (i) apply all or part of any such withheld distribution in satisfaction of the amount then due to the Partnership from such Partner or (ii) withhold such distribution until all amounts then due are paid to the Partnership by such Partner. Upon payment of all amounts due to the Partnership (by application of withheld distributions or otherwise), the General Partner shall distribute any unapplied balance of any such withheld distribution to such Partner. No interest shall be payable on the amount of any distribution withheld by the Partnership pursuant to this Section.
Section 5.15 [reserved]
Section 5.16 [reserved]
ARTICLE 6.
Adjustment of Capital Accounts
Section 6.01 Establishment of Capital Accounts.
     A separate Capital Account shall be maintained for each Partner in accordance with the definition thereof.

Section 6.02 General Allocations.
     (a) Profit or Loss. At the end of each Fiscal Year of the Partnership, the Profit or Loss of the Partnership for such Fiscal Year shall be determined. After giving effect to any special allocations pursuant to Sections 6.02(b) and 6.03, the Profit or Loss for the Fiscal Year shall be allocated among the Partners so that to the extent possible, the net amounts of Profits and Losses and items specially allocated pursuant to Sections 6.02(b) and 6.03, allocated for such Fiscal Year and all preceding Fiscal Years to the General Partner as a class, and to the Limited Partners as a class, respectively, is equal in the case of each class to the amount that would be allocated to the class if the Profits and Losses and items so specially allocated for such Fiscal Year and all previous Fiscal Years were aggregated and the net result (the “Cumulative Profit” or “Cumulative Loss”) were allocated as follows:
          (1) if there is a Cumulative Profit,
(i)
First, to the Partners who received an allocation of Cumulative Loss pursuant to the last sentence of Section 6.02(b) hereof (i.e., which would have been allocated to another Partner but for the creation of an Adjusted Capital Account Deficit for that Partner), an amount of Cumulative Profit equal to the allocations of Cumulative Loss previously made pursuant to such last sentence of Section 6.02(b) hereof (without duplication) in reverse order to which such prior Cumulative Losses were allocated; and

(ii)	Second, to all Partners in proportion to their respective Partnership Percentages.
          (2) if there is a Cumulative Loss, among the Partners in proportion to their Partnership Percentages.
     (b) Loss Allocation Limitations. Notwithstanding the foregoing, no allocation of Cumulative Loss shall be allocated to any Partner if such allocation would cause such Partner to have an Adjusted Capital Account Deficit. The amount of the allocation of Cumulative Loss which would otherwise have caused a Partner to have an Adjusted Capital Account Deficit shall instead be allocated to those Partners who would not have an Adjusted Capital Account Deficit as a result of the allocation in proportion to their respective Partnership Percentages.
Section 6.03 Special Allocations.
     The following special allocations shall be made in the following order:
     (a) Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(f), notwithstanding any other provision of this Agreement, if there is a net decrease in Partnership Minimum Gain during any Fiscal Year, each Partner shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Partner’s share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.03(a) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.
     (b) Partner Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Agreement, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Partner’s share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.03(b) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.
     (c) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), Section 1.704-1(b)(2)(ii)(d)(5), or Section 1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible, provided that an allocation pursuant to this Section 6.03(c) shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Agreement have been tentatively made as if this Section 6.03(c) were not in this Agreement.
     (d) Gross Income Allocation. In the event any Partner has a deficit Capital Account balance at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Partner is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), to the extent the General Partner determines each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 6.03(d) shall be made only if and to the extent that such Partner would have a deficit Capital Account balance in excess of such sum after all other allocations provided for in this Agreement have been made as if Section 6.03(c) and this Section 6.03(d) were not in this Agreement.
     (e) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year shall be allocated among the Partners in accordance with Section 6.02(a).

     (f) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i)(1).
     (g) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Noncash Asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Sections 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of such Partner’s interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be allocated to the Partners in accordance with Section 6.02(a) in the event that Treasury Regulations Section 1.704-2(b)(2)(iv)(m)(2) applies, or to the Partner to whom such distribution was made in the event that Treasury Regulations Section 1.704-(b)(2)(iv)(m)(4) applies.
     (h) Discretionary Authority for Compliance. The General Partner is authorized in its discretion to allocate items of income, gain, loss, deduction, or credit for any Fiscal Year differently than otherwise provided for in this Agreement to the extent that allocation in the manner provided for in this Agreement, in the opinion of the professional tax advisor to the Partnership (tax counsel or accountants), would cause the determinations and allocations of each Partner’s distributive share of income, gain, loss, deduction, or credit (or item thereof) not to be permitted by Code Section 704(b) and the Treasury Regulations thereunder.
     (i) Curative Allocations. The allocations set forth in Section 6.02(b) and in Section 6.03(a), (b), (c), (d), (e), (f) and (g) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss, or deduction pursuant to this Section 6.03(i). Therefore, notwithstanding any other provision of this Agreement (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of this Agreement and all Partnership items were allocated pursuant to the other provisions of this Agreement. In exercising its discretion under this Section 6.03(i), the General Partner shall take into account future Regulatory Allocations under Sections 6.03(a) and (b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under that Section 6.03(e) and (f).
Section 6.04 Other Allocation Rules
     (a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partner using any permissible method under Code Section 706 and the Treasury Regulations thereunder.

     (b) The Partners are aware of the income tax consequences of the allocations made by this Agreement and hereby agree to be bound by the provisions of this Agreement in reporting their shares of the items of Partnership income, gain, loss, deduction, and credit for income tax purposes.
     (c) To the extent permitted by Section 1.704-2(h)(3) of the Treasury Regulations, the General Partner shall endeavor to treat cash distributions as having been made from the proceeds of a Nonrecourse Liability or a Partner Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Partner.
     (d) If during a Fiscal Year, any event occurs which results in a change during the Fiscal Year in any Partner’s interest in the Partnership within the meaning of Code Section 706(d), the allocations of Profit, Loss, and other items of income, gain, loss, deduction and credit of the Partnership for such Fiscal Year shall take into account such change using any method permitted by Code Section 706(d) that is selected by the General Partner in its discretion.
Section 6.05 Tax Allocations: Code Section 704(c).
     In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for Federal income tax purposes and its initial Gross Asset Value.
     In the event the Gross Asset Value of any Noncash Asset is adjusted pursuant to clause (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for Federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.
     The General Partner shall have the maximum discretion and flexibility permitted by Code Section 704(c) and the Treasury Regulations thereunder, including without limitation making curative allocations over a reasonable period of time as permitted by Treasury Regulations Section 1.704-3(c)(3)(ii), disregarding the general limitation on character as permitted by Treasury Regulations Section 1.704-3(c)(3)(iii)(B), using the remedial allocation method permitted by Treasury Regulations Section 1.704-3(d), and disregarding the application of Section 704(c) or using one of the other options permitted by Regulations Section 1.704-3(e)(1) in the case of a “small disparity”.
     Allocations pursuant to this Section 6.05 are solely for purposes of Federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.
Section 6.06 Tax Matters.
     (a) Tax Controversies. The General Partner is the “tax matters partner,” as the term is used in the Code, and to the extent authorized or permitted under applicable law, the General

Partner is authorized and required to represent the Partnership and each Limited Partner in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs connected therewith. Each Limited Partner agrees to cooperate with the General Partner and to do or refrain from doing any and all such things reasonably required by the General Partner to conduct such proceedings.
     (b) Classification. The Partnership initially shall be classified as partnership for income tax purposes at all times it has more than one owner for income tax purposes. With the consent of seventy-five percent (75%) in Interest of the Limited Partners and SBA’s prior written approval, the General Partner may elect a different classification for income tax purposes from time to time. The provisions of this Section 6.06(b) shall not limit the authorization of the Partnership to convert or merge as provided in Section 8.14.
     (c) Proceedings. The General Partner must keep the Partners informed of all administrative and judicial proceedings with respect to Partnership tax returns or the adjustment of Partnership items. Any Partner who enters into a settlement agreement with respect to Partnership items must promptly give the General Partner notice of the settlement agreement and terms that relate to Partnership items.
     (d) Other Tax Elections. Subject to Section 6.06(b) the General Partner shall have the discretion to make or not make all elections with respect to the Partnership permitted under the Code, Treasury Regulations, or other tax laws or regulations, including but not limited to elections under Code Section 754.
ARTICLE 7.
Distributions
Section 7.01 Distributions to Partners.
     (a) The Partnership may make distributions of cash and/or property, if any, at such times as the SBIC Act permits (if the Partnership is then licensed as an SBIC or has an application to be licensed pending with the SBA) and as are determined under this Agreement. If the Partnership is then licensed as an SBIC or has an application to be licensed pending with the SBA, distributions shall be made from Retained Earnings Available for Distribution or otherwise as permitted by the SBIC Act. The General Partner may elect to invest or reinvest all or any part of such cash and/or property in lieu of distribution to the Partners.
     (b) All distributions shall be made to the Partners in proportion to their Partnership Percentages.
Section 7.02 Distributions of Noncash Assets in Kind.
     (a) Subject to the provisions of the SBIC Act and the provisions of this Section, the Partnership at any time may distribute Noncash Assets in kind.

     (b) Any distribution of Noncash Assets will be made pro rata among the Partners (based upon the respective amounts which each Partner would be entitled to receive if the distribution were made in cash) with respect to the distribution of each Noncash Asset.
     (c) Subject to the SBIC Act, Noncash Assets distributed in kind under this Section 7.02 will be subject to such conditions and restrictions as are legally required, including, without limitation, such conditions and restrictions required to assure compliance by the Partners and/or the Partnership with the aggregation rules and volume limitations under Rule 144 promulgated under the Securities Act.
Section 7.03 Payments on Behalf of Partners.
     (a) Subject to the SBIC Act, the Partnership will at all times be entitled to make payments with respect to any Partner in amounts required to discharge any legal obligation of the Partnership and/or the General Partner to withhold or make payments to any governmental authority with respect to any Federal, state or local tax liability of the Partner arising as a result of the Partner’s interest in the Partnership. Each such payment shall be treated for purposes of this Agreement as a distribution made pursuant to Section 7.01(b).
Section 7.04 Distributions Violative of the Act Prohibited.
     Anything contained in this Agreement to the contrary notwithstanding, no distribution may be made by the Partnership if and to the extent that such distribution would violate the Act.
Section 7.05 Distributions in Respect of Interests Transferred.
     Distributions of Partnership assets in respect of interests in the Partnership shall be made only to persons who, according to the books and records of the Partnership, are the owners of record of the interests in the Partnership in respect of which such distributions are made on the date determined by the General Partner as of which owners of interests in the Partnership are entitled to such distributions. The General Partner and the Partnership shall incur no liability for making distributions in accordance with the provisions of this Section 7.05, whether or not the General Partner or the Partnership has knowledge or notice of any transfer of ownership of any interests in the Partnership.
ARTICLE 8.
Dissolution, Liquidation, Winding Up and Withdrawal; Merger and Conversion
Section 8.01 Dissolution.
     (a) The Partnership will be dissolved upon the first to occur of the following:
          (i) subject to Section 8.04 of this Agreement, the withdrawal, dissolution or bankruptcy of the General Partner or the occurrence of any other event that causes the General Partner to cease to be a general partner of the Partnership, including but not limited to an event of withdrawal (as defined in the Act) of the General Partner; or

          (ii) the occurrence of any other event resulting in dissolution under the Act.
     (b) Except as provided in the Act, the Partnership will not dissolve upon the withdrawal, dissolution, bankruptcy, death or adjudication of incompetence or insanity of any Limited Partner.
     (c) The General Partner may elect to dissolve the Partnership by giving notice to each Limited Partner and SBA of the election. If the Partnership is licensed as an SBIC, any notice of an election to dissolve the Partnership may only be given:
          (i) if all Outstanding Leverage has been repaid or redeemed; and
          (ii) if all amounts due SBA, its agent or trustee have been paid.
Any election to dissolve the Partnership given under this Section 8.01(c) will not be effective until the later of: (A) thirty (30) days from the date the notice is given to all parties or (B) the effective date of dissolution stated in the notice.
Section 8.02 Winding Up.
     (a) Subject to the SBIC Act and Section 8.03, when the Partnership is dissolved, the property and business of the Partnership will be liquidated by the General Partner or if there is no General Partner or the General Partner is unable to act, a person designated by the holders of a Majority in Interest of the Limited Partners (the “Liquidator”).
     (b) Within a reasonable period (and subject to the requirements of Treasury Regulation Sections 1.704-1(b)(ii)(g) and 1.704-1(b)(2)(ii)(b)(2)) after the effective date of dissolution of the Partnership, the affairs of the Partnership will be wound up and the Partnership’s assets will be distributed as provided in the SBIC Act and the Act. The liquidation shall be carried out as promptly as practicable with obtaining the fair value of the Partnership’s Assets. The General Partner or Liquidator shall take full account of the Partnership’s assets and liabilities and shall determine which assets shall be distributed in kind and which assets shall be liquidated. Notwithstanding the foregoing, the General Partner or Liquidator shall notify any Limited Partner that is a banking or other financial institution prior to making any distributions of Portfolio Securities in kind to such Limited Partner and, upon written direction from such Limited Partner, shall sell such Portfolio Securities and distribute the net proceeds from such sale to such Limited Partner. Assets of the Partnership or the proceeds therefrom, if the General Partner or the Liquidator elects to liquidate the same, to the extent sufficient therefor, shall be applied and distributed in the following order:
          (i) To the payment and discharge of all the Partnership’s debts and liabilities.
          (ii) To the setting up of such reserves as the General Partner or the Liquidator, as applicable, may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership arising out of or in connection with the Partnership’s business, provided that any such reserve will be held by the General Partner or the Liquidator, as applicable, for the purpose of disbursing such reserves in payment of any such liabilities or obligations and at the expiration of such period as the General Partner or Liquidator, as applicable, shall deem advisable (but in no event to exceed eighteen months from the date of liquidation, unless an extension of the time is consented to by a Majority in Interest of the Limited Partners), to distribute the balance remaining as provided in this Section 8.02(b).
          (iii) The balance of such assets or proceeds shall be distributed to the General Partner and Limited Partners in accordance with their respective positive Capital Account balances.
     Distributions pursuant to this Section 8.02 may be distributed to a trust established for the benefit of the Partners for the purposes of liquidating Partnership Assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the Partners from time to time, in the reasonable discretion of the General Partner or the Liquidator, as applicable, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the Partners pursuant to this Agreement. Except as otherwise may be required by the Act, an individual or entity that is a creditor of the Partnership by reason of its withdrawal or termination as a Limited Partner shall be entitled to receive distributions pursuant to this Section 8.02 only at the time of and from funds available for distribution to the Limited Partners and shall not have any priority in receipt of such funds senior to that of the Partners.
Section 8.03 Removal and Withdrawal of the General Partner.
     (a) Subject to SBA approval, the General Partner may at any time be removed by the consent of seventy-five percent (75%) in Interest of the Limited Partners. Except as provided in Section 4.03, the General Partner may not voluntarily withdraw as the general partner of the Partnership without the approval of seventy-five percent (75%) in Interest of the Limited Partners. If the General Partner is removed or withdraws as a general partner of the Partnership (including upon notice from SBA as provided in the SBIC Act), then the entire interest of the General Partner in the Partnership will be converted into an interest of a non-voting Limited Partner on the terms provided in Section 8.13, and the interest of the non-voting Limited Partner shall be disregarded with respect to calculating any required percentage of Limited Partners necessary to approve any action under this Agreement.
     (b) To the extent required by the SBIC Act, no transfer of the interest of the General Partner, or any portion of such interest, will be effective without the consent of SBA.
     (c) Except as provided in Section 8.03(a), Section 8.03(b), Section 10.01(b), Section 10.01(c), or Section 10.01(d), any person who acquires the interest of the General Partner, or any portion of such interest, in the Partnership, will not be a General Partner but will become a non-voting Limited Partner on the terms provided in Section 8.13 applied as if the acquiring person constitutes a withdrawing General Partner, upon his written acceptance and adoption of all the terms and provisions of this Agreement. No such person will have any right to participate in the management of the affairs of the Partnership or to vote with the Limited Partners, and the interest acquired by such person will be disregarded in determining whether any action has been taken by any percentage of the Limited Partner interests.

     (d) Upon an event of withdrawal of the General Partner without continuation of the Partnership as provided in Section 8.04, the affairs of the Partnership will be wound up in accordance with the provisions of Section 8.02.
     (e) In the event of the death, disablement, incapacity, bankruptcy, removal, or withdrawal of an individual member of the General Partner or the dissolution, bankruptcy or withdrawal of any entity member of the General Partner, the Partnership will continue as provided in this Agreement to the full extent permitted by the Act.
Section 8.04 Continuation of the Partnership After the Withdrawal of the General Partner.
     Upon the occurrence of an event of withdrawal (as defined in the Act) of the General Partner, the Partnership will not be dissolved, if, within ninety (90) days after the event of withdrawal, a Majority in Interest of the Limited Partners agree in writing to continue the business of the Partnership and to the appointment of one or more additional general partners (subject to the approval of SBA), effective as of the date of withdrawal of the General Partner. If the Limited Partners so agree to continue the Partnership, the interest of the former General Partner will be converted into the interest of a non-voting Limited Partner on the terms provided in Section 8.03(a) and Section 8.13.
Section 8.05 Withdrawals of Capital.
     Except as specifically provided in this Agreement, withdrawals by a Partner of any amount of its Capital Account are not permitted.
Section 8.06 [reserved]
Section 8.07 [reserved]
Section 8.08 [reserved]
Section 8.09 [reserved]
Section 8.10 [reserved]
Section 8.11 [reserved]
Section 8.12 [reserved]
Section 8.13 Conversion of General Partner’s Interest.
     If, upon occurrence of the removal, resignation, dissolution or bankruptcy of the General Partner, or any other event that causes the General Partner to cease to be a general partner of the Partnership, the Partnership continues under a successor General Partner, the assets of the Partnership shall be valued in accordance with Section 3.08 (except that for all purposes determinations to be made by the withdrawing General Partner shall be made by the successor General Partner) as of the date of the removal, resignation, dissolution, bankruptcy, acquisition or other event. The Partners’ Capital Accounts shall be adjusted as provided in the definitions of

Gross Asset Value and Profit or Loss as if all Noncash Assets had been sold at their Gross Asset Values as of the applicable date and the Partnership’s Fiscal Year had ended as of such date. The withdrawing General Partner’s interest in the Partnership, including its Capital Account as so adjusted, shall be converted to and treated going forward as the interest of a non-voting Limited Partner as provided in Section 8.03(a). No allocations shall be made with respect to such non-voting Limited Partner except as may be required pursuant to Section 6.02(b), the Regulatory Allocations, and Section 6.03(i). All amounts thereafter becoming available for distribution to the General Partner pursuant to Section 7.01(b), (A) shall instead be paid to such non-voting Limited Partner to the extent of the then positive balance in its Capital Account, if any, if such non-voting Limited Partner ceased to be a general partner of the Partnership as a result of removal by consent of the Limited Partners pursuant to the first sentence of Section 8.03(a), or (B) shall be shared between such non-voting Limited Partner and the General Partner in accordance with their then positive Capital Account balances if the non-voting Limited Partner otherwise ceased to be a general partner. No other distributions shall be made with respect to such non-voting Limited Partner.
Section 8.14 Conversion and Merger.
     Subject to the SBIC Act, the Partnership may convert into an entity of any other type (including but not limited to a corporation or limited liability company, or a limited partnership (including a limited liability limited partnership) formed under the laws of another state or other jurisdiction) formed under the laws of the United States, the State of North Carolina, or any other state or jurisdiction, or merge with any one or more entities of any type (including but not limited to a corporation, limited liability company, or limited partnership including but not limited to another limited liability limited partnership) with either the Partnership or any such other entity being the surviving entity in the merger. Except as otherwise required by the Act or the SBIC Act and subject to SBA’s prior written approval, any such conversion or merger shall require only the prior written approval of the General Partner and seventy-five percent (75%) in Interest of the Limited Partners.
ARTICLE 9.
Accounts, Reports and Auditors
Section 9.01 Books of Account.
     (a) SBIC Requirements. The Partnership must maintain books and records in accordance with the provisions of the SBIC Act regarding financial accounts and reporting and, except as otherwise provided in this Agreement, generally accepted accounting principles.
     (b) Records and Inspection. The General Partner shall keep, at the Partnership’s principal office, the Partnership’s books and records, including (i) a current list of the full name and last known business or residence address of each Partner set forth in alphabetical order together with the contribution and the share in Profits and Losses of each Partner, (ii) a copy of the Certificate of Limited Partnership and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed, (iii) copies of the Partnership’s federal, state and local income tax or information returns and reports, if any, for the six most recent years, (iv) copies of the original of this Agreement and any amendments thereto, (v) financial statements of the Partnership for the six most recent fiscal years, and (vi) the Partnership’s books and records for at least the current and past three fiscal years. Each Partner has the right, upon reasonable request, to inspect and copy during normal business hours any such Partnership records.
     (c) Confidential Information. Notwithstanding any other provisions of this Agreement, unless otherwise required by law, the Partnership shall not be required to disclose any confidential or proprietary information received by the Partnership in connection with its investment operations and Portfolio Companies, except for any disclosure to the SBA required by the SBIC Act. Each Partner acknowledges that Limited Partners may be subject to laws, regulations or policies which require such Partners to disclose to federal, state or local government bodies, agencies or instrumentalities, or to the public information received by the Partner from the Partnership; however, that Partner shall take reasonable steps to exclude such information from disclosure, if an exclusion is reasonably available and shall give the Partnership prompt notice of any request for disclosure.
Section 9.02 Audit and Reports.
     (a) Audit. The financial statements of the Partnership must be audited and certified as of the end of each fiscal year by a firm of independent certified public accountants selected by the General Partner.
     (b) Financial Statements. The General Partner shall cause an annual report of the operations of the Partnership to be prepared within ninety days following the end of the fiscal year. Said annual report shall include a balance sheet as of the end of the fiscal year and an income statement and statement of cash flows for the fiscal year, audited by a firm of independent public accountants selected by the General Partner, and a statement showing the amounts allocated to such Partner pursuant to this Agreement during or in respect of such year, and any item of income, deduction, credit or loss allocated to the Partner for purposes of the Code pursuant to this Agreement.
     (c) Income Tax Information. The General Partner shall provide each Partner within ninety days after the end of each taxable year (i) the information necessary for the Partner to complete its Federal and state income tax returns, and (ii) if requested by a Limited Partner, a copy of the Partnership’s Federal, state and local income tax or information returns for the year. The General Partner shall cause to have prepared and filed all required income tax returns for the Partnership.
     (d) Valuation Reports. The General Partner shall transmit to the Limited Partners a copy of each valuation report of the Partnership’s Portfolio Securities prepared in accordance with Section 3.08.
Section 9.03 Fiscal Year.
     The fiscal year of the Partnership will be a twelve-month year (except for the first and last partial years, if any) ending on December 31.

Section 9.04 Banking and Portfolio Securities.
     All funds of the Partnership shall be deposited in such separate bank account or accounts as shall be determined by the General Partner, which funds shall be maintained separately from other bank accounts of the General Partner, or any other person or entity. All withdrawals therefrom shall be made by the General Partner or by any person authorized to do so by the General Partner. All Portfolio Securities of the Partnership shall be held by the General Partner separately from other securities held by the General Partner for its own account or the account of others.
ARTICLE 10.
Miscellaneous
Section 10.01 Assignability.
     (a) Limited Partner Transfer. No Limited Partner may assign, pledge or otherwise grant a security interest in the Limited Partner’s interest in the Partnership or in this Agreement, except:
          (i) by operation of law;
          (ii) to a receiver or trustee in bankruptcy for that Partner; or
          (iii) with the prior written consent of the General Partner (which consent may be withheld in the reasonable discretion of the General Partner);
provided in each instance: (A) the proposed transferee assumes all the obligations of the original Limited Partner; (B) the General Partner has no reasonable belief that admitting the proposed transferee as a Limited Partner would be harmful to the Partnership or any Partner; (C) the proposed transfer would not, in the opinion of the Partnership’s counsel, create a material risk of subjecting the Partnership or any Partner to any governmental regulation or require any registration which the General Partner believes to be significant; (D) each transferee agrees to become and assume the obligations of a Limited Partner pursuant to this Agreement on terms and conditions acceptable to the SBA and the General Partner; and (E) SBA shall have given its consent if such consent is required by the SBIC Act.
     (b) SBA Approval. No General Partner or Limited Partner may transfer any interest of ten percent (10%) or more in the capital of the Partnership without the prior approval of SBA.
     (c) General Partner Transfer. The General Partner may not assign, pledge or otherwise grant a security interest in its interest in the Partnership or in this Agreement, except with the prior consent of SBA and the prior approval of seventy-five percent (75%) in Interest of the Limited Partners. In those instances where such Limited Partner and SBA approvals have been obtained: (i) a transferee of all or a part of the interest of a General Partner shall be admitted to the Partnership as a general partner of the Partnership only if seventy-five percent 75% or more in Interest of the Limited Partners approves in writing the admission of such transferee; (ii) the admission shall be effective upon the filing of an amendment to the Certificate of Limited Partnership with the Secretary of State of the State of North Carolina that indicates such transferee has been admitted to the Partnership as a general partner of the Partnership; and (iii) in the case of a successor General Partner, for all purposes the admission shall be deemed to have occurred immediately prior to the time the transferor General Partner ceases to be a general partner of the Partnership. Such additional or successor General Partner is hereby authorized to and shall continue the Partnership without dissolution. Upon the filing of an amendment to the Certificate of Limited Partnership with the Secretary of State of the State of North Carolina that indicates that a General Partner is no longer a general partner of the Partnership, such General Partner shall at that time cease to be a general partner of the Partnership. Unless and until the transferee is admitted as a successor or additional General Partner with SBA approval and otherwise in accordance with the foregoing, the provisions of Section 8.03(c) shall apply.
     (d) Conditions of Transfer. No transfer of any interest in the Partnership will be allowed if such transfer or the actions to be taken in connection with that transfer would:
          (i) result in any violation of the SBIC Act;
          (ii) result in a violation of any law, rule or regulation by the Partnership;
          (iii) cause the termination or dissolution of the Partnership;
          (iv) cause the Partnership to be classified other than as a partnership for Federal income tax purposes;
          (v) result in the transfer of a Limited Partner interest with a cost of less than $50,000 or cause the Partnership to be classified as a “publicly traded partnership” within the meaning of Section 7704 of the Code;
          (vi) result in a violation of the Securities Act;
          (vii) [reserved]
          (viii) require the Partnership, the General Partner or the Investment Adviser/Manager to register as an investment adviser under the Investment Advisers Act;
          (ix) cause the Assets of the Partnership to be treated as assets of an employee benefit plan under regulations adopted pursuant to ERISA; or
          (x) result in a termination of the Partnership for Federal or state income tax purposes.
     The Limited Partner transferring its interest shall bear all reasonable costs of the Partnership in effecting such transfer. The transferor and transferee shall execute such documents and instruments and supply such opinions of counsel as the General Partner reasonably requests.
     (e) Substituted Limited Partners. Notwithstanding a transfer pursuant to Section 10.01, no transferee of a Limited Partner shall become a substituted Limited Partner within the meaning of the Act unless the General Partner expressly and in writing consents to the substitution, and such transferee:
          (i) elects to become a substituted Limited Partner by delivering a written notice of such election to the General Partner;
          (ii) executes and acknowledges such other agreements and instruments as the General Partner may deem necessary or advisable to effect the admission of such person as a substituted Limited Partner, including without limitation the written acceptance and adoption by such person of the provisions of this Agreement and the execution of a subscription agreement; and
          (iii) pays a reasonable transfer fee to the Partnership which is sufficient to cover all reasonable expenses connected with the admission of such person as a substituted Limited Partner within the meaning of the Act; and if all steps shall be taken which, in the opinion of the General Partner, are reasonably necessary to admit such person under the Act and this Agreement as a substituted Limited Partner, then such person shall thereupon become a substituted Limited Partner within the meaning of the Act.
Section 10.02 Binding Agreement.
     Subject to the provisions of Section 10.01, this Agreement is binding upon, and inures to the benefit of, the heir, successor, assign, executor, administrator, committee, guardian, conservator or trustee of any Partner.
Section 10.03 Gender.
     As used in this Agreement, masculine, feminine and neuter pronouns include the masculine, feminine and neuter; and the singular includes the plural.
Section 10.04 Notices.
     (a) All notices under this Agreement must be in writing and may be given by personal delivery, telegram, private courier service, facsimile, or registered or certified mail.
     (b) A notice is deemed to have been given:
          (i) by personal delivery, telegram, or private courier service, as of the day of delivery of the notice to the addressee;
          (ii) by facsimile, as of the first business day following receipt of notice of transmission by sender; and
          (iii) by mail, as of the fifth (5th) day after the notice is mailed.
     (c) Notices must be sent to:

          (i) the Partnership or the General Partner, at the address of the General Partner in the Certificate of Limited Partnership, or such other address or addresses as to which the Partners have been given notice;
          (ii) a Limited Partner, at its address in Schedule A attached to this Agreement (as Schedule A may be amended from time to time) or such other address as to which the Partnership has been given notice by the Limited Partner; and
          (iii) SBA, at the address of the Investment Division of SBA and, if so required under any section of this Agreement, in duplicate at the address of the Office of the General Counsel of SBA.
Section 10.05 Consents and Approvals.
     A consent or approval required to be given by any party under this Agreement will be deemed given and effective for purposes of this Agreement only if the consent or approval is:
          (i) given by such party in writing, and
          (ii) delivered by such party to the party requesting the consent or approval in the manner provided for notices to such party under Section 10.04.
Section 10.06 Counterparts.
     This Agreement and any amendment to this Agreement may be executed in counterparts, each of which shall be an original, but all of which together constitute one and the same instrument.
Section 10.07 Amendments.
     (a) General Amendments. Except as otherwise expressly provided in this Agreement, this Agreement may not be amended except by an instrument in writing executed by the holders of a Majority in Interest of the Limited Partners who have not withdrawn as of the effective date of that amendment and the General Partner. Any amendment must be approved by SBA. In addition, any amendment that: (i) may cause a Limited Partner to become liable as a general partner of the Partnership requires the written consent of that Partner; (ii) would change the percentage in Interest of the Limited Partners whose consent is required for a matter requires the consent of such percentage in Interest of the Limited Partners (as in effect before the change); and (iii) amends this sentence requires the consent of all Partners.
     (b) [reserved]
     (c) Distribution. The General Partner shall distribute to each Limited Partner and SBA distributed in the same manner as provided for notices in Section 10.04 a copy of: (i) any Certificate of Amendment to the Certificate of Limited Partnership, and (ii) any amendment to this Agreement.

Section 10.08 Limited Partner Consents.
     Each Limited Partner consents to:
          (i) the admission of Additional Limited Partners and any additional Capital Contribution made by a Limited Partner in accordance with Section 5.04;
          (ii) the transfer of a Partner’s interest in accordance with Section 10.01 and the admission of a substituted Partner under such transfer;
          (iii) any amendment of this Agreement or the Certificate of Limited Partnership necessary to effect such transfer or admission; and
          (iv) any amendment of this Agreement or the Certificate of Limited Partnership to incorporate such changes as may be required by the SBA or the SBIC Act and to otherwise comply with or conform to any amendments of applicable laws governing the Partnership.
Section 10.09 Power of Attorney.
     (a) Appointment. Each Limited Partner appoints the General Partner, and each other person designated by the General Partner, with full power of substitution, as its true and lawful representative and attorney-in-fact, for it and in its name, place and stead, to make, execute, sign and file:
          (i) any amendments of this Agreement necessary to reflect:
               (A) the transfer of a Partner’s interest;
               (B) the admission of a Limited Partner or a substituted Limited Partner;
               (C) the admission of an Additional Limited Partner or the making of an additional Capital Contribution by a Limited Partner;
               (D) amendment of this Agreement adopted in accordance with Section 10.07; and
               (E) the consents set forth in Section 10.08;
          (ii) the exercise by the General Partner of any of the powers granted to it under this Agreement;
          (iii) the admission to the Partnership of any General Partner or Special Limited Partner or the withdrawal of any Limited Partner or General Partner, in the manner prescribed in this Agreement;
          (iv) incorporation of such changes as are required by the SBA or the SBIC Act; and

          (v) all instruments, documents and certificates which, from time to time, may be required by the law of the United States of America, the State of North Carolina or any other state in which the Partnership determines to do business, or any political subdivision or agency thereof, to execute, implement and continue the valid and subsisting existence of the Partnership and in conformance to the provisions of this Agreement.
     (b) Further Authorization. Each Limited Partner authorizes each such attorney-in-fact to take any further action which such attorney-in-fact shall consider necessary or advisable in connection with any of the foregoing, hereby giving such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in and about the foregoing as fully as such Limited Partner might or could do if personally present, and hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. The authorization set forth in this power of attorney includes the right to amend this Agreement to respond to comments from the SBA in connection with the Partnership’s SBIC license application.
     (c) Attributes. The power of attorney granted pursuant to Section 10.09 hereof:
          (i) is a special power of attorney coupled with an interest and is irrevocable except that such power shall terminate with respect to any particular person so appointed at the time such person ceases to be a principal or designee of the General Partner;
          (ii) if allowed by applicable law, may be executed by such attorney-in-fact by listing all of the Limited Partners executing any agreement, certificate, instrument or document with the single signature of any such attorney-in-fact acting as attorney-in-fact for all of them; and
          (iii) shall survive the delivery of an assignment by a Limited Partner of its interest in the Partnership, except that where the purchaser, transferee or assignee thereof has the right to be, or with the consent of the General Partner is admitted as, a substituted Limited Partner, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling such attorney-in-fact to execute, acknowledge and file any such agreement, certificate, instrument or document necessary to effect such substitution.
Section 10.10 Applicable Law.
     This Agreement is governed by and shall be construed in accordance with the laws of the State of North Carolina, without reference to its principles of conflict of laws, except that the SBIC Act and other Federal laws shall be applicable as provided in this Agreement.
Section 10.11 Severability.
     If any one or more of the provisions contained in this Agreement, or any application of any such provision, is invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement and all other applications of any such provision will not in any way be affected or impaired.

Section 10.12 Entire Agreement.
     This Agreement, and all other written agreements executed by or on behalf of the General Partner and/or the Limited Partners and executed or approved by SBA, up to and including the date of this Agreement (such other written agreements, collectively, the “SBA Agreements”), state the entire understanding among the parties relating to the subject matter of this Agreement and the SBA Agreements. Any and all prior conversations, correspondence, memoranda or other writings are merged in, and replaced by this Agreement and the SBA Agreements, and are without further effect on this Agreement and the SBA Agreements. No promises, covenants, representations or warranties of any character or nature other than those expressly stated in this Agreement and the SBA Agreements have been made to induce any party to enter into this Agreement or any SBA Agreement. This Agreement amends and restates the Original Agreement in its entirety.
Section 10.13 Miscellaneous.
     (a) Section Headings. Section and other headings contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provisions hereof
     (b) Right to Rely upon the Authority of General Partner. No person dealing with the General Partner shall be required to determine its authority to make any commitment or undertaking on behalf of the Partnership, nor to determine any fact or circumstance bearing upon the existence of its authority.
     (c) Jurisdiction. Any action to enforce, arising out of, or relating in any way to this Agreement may be brought and prosecuted in any Federal or state court or courts located in Wake County, North Carolina, and each Partner (a) consents to the jurisdiction of any such state court or any such federal court and to service of process by registered or certified mail, return receipt requested, or by any other manner provided by law, and (b) agrees not to object to venue of any such court.
     (d) Description of Partnership. The terms of this Agreement supersede any description of the Partnership appearing in any other document, including any offering documents.
     (e) Written Consent. Any action to be taken by the Partners may be taken at any time upon the written consent of such Partners holding at least the minimum interest in the Partnership that would be necessary to authorize or take that action.
     (f) Partition. Each Partner agrees that it shall not cause a partition of any of the Partnership’s property, whether by court action or otherwise, it being agreed that any such action would cause a substantial hardship to the Partnership and would be in breach and contravention of this Agreement.
     (g) Legal Counsel. Each Partner hereby agrees and acknowledges that:

          (i) Brooks Pierce McLendon Humphrey & Leonard, L.L.P. and Pepper Hamilton LLP (collectively, the “Legal Counsel”) have been retained by the General Partner in connection with the formation of the Partnership and the offering of Limited Partner interests and in such capacity have provided legal services to the General Partner and the Partnership.
          (ii) The Legal Counsel will not represent the Limited Partners in connection with the formation of the Partnership, the offering of Limited Partner interests, the management and operation of the Partnership, or any dispute which may arise between the Limited Partners on one hand and the General Partner and the Partnership on the other hand (each a “Partnership Legal Matter”). Each Limited Partner will, if it wishes counsel on a Partnership Legal Matter, retain its own independent counsel with respect thereto and will pay all fees and expenses of such independent counsel.
          (iii) Each Limited Partner hereby agrees that the Legal Counsel may represent the General Partner and the Partnership in connection with any and all Partnership Legal Matters (including any dispute between the General Partner and one or more Limited Partners) and waives any present or future conflict of interest with the Legal Counsel regarding Partnership Legal Matters.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of February 21, 2007.

General Partner:

New Triangle GP, LLC

By:	Triangle Capital Corporation, its manager

By:	/s/ Garland S. Tucker, III Garland S. Tucker, III, Chairman of the Board, Chief Executive Officer and President

Limited Partner:

Triangle Capital Corporation

By:	/s/ Brent P.W. Burgess Brent P.W. Burgess, Chief Investment Officer

SCHEDULE A
Partners, Capital Contributions and Percentage Interest

Partners:	Capital Contributions:	Percentage Interest:

Limited Partner:
Triangle Capital Corporation	$____________	99.9%
3600 Glenwood Avenue, Suite 104
Raleigh, NC 27612

General Partner:
New Triangle GP, LLC	$____________	0.1%
3600 Glenwood Avenue, Suite 104
Raleigh, NC 27612

TOTAL	$____________	100.0%

EXHIBIT I
Valuation Guidelines
General
     The General Partner has sole responsibility for determining the Asset Value of each of the Loans and Investments and of the portfolio in the aggregate.
     Loans and Investments shall be valued individually and in the aggregate at least semi-annually — as of the end of the second quarter of the fiscal year and as of the end of the fiscal year. Fiscal year-end valuations are audited as set forth in SBA’s Accounting Standards and Financial Reporting Requirements for Small Business Investment Companies.
     This Valuation Policy is intended to provide a consistent, conservative basis for establishing the Asset Value of the portfolio. The Policy presumes that Loans and Investments are acquired with the intent that they are to be held until maturity or disposed of in the ordinary course of business.
Interest-Bearing Securities
     Loans shall be valued in an amount not greater than cost with Unrealized Depreciation being recognized when value is impaired. The valuation of loans and associated interest receivables on interest-bearing securities should reflect the portfolio concern’s current and projected financial condition and operating results, its payment history and its ability to generate sufficient cash flow to make payments when due.
     When a valuation relies more heavily on asset versus earnings approaches, additional criteria should include the seniority of the debt, the nature of any pledged collateral, the extent to which the security interest is perfected, the net liquidation value of tangible business assets, and the personal integrity and overall financial standing of the owners of the business. In those instances where a loan valuation is based on an analysis of certain collateralized assets of a business or assets outside the business, the valuation should, at a minimum, consider the net liquidation value of the collateral after reasonable selling expenses. Under no circumstances, however, shall a valuation based on the underlying collateral be considered as justification for any type of loan appreciation.
     Appropriate unrealized depreciation on past due interest which is converted into a security (or added to an existing security) should be recognized when collection is doubtful. Collection is presumed to be in doubt when one or both of the following conditions occur: (i) interest payments are more than 120 days past due; or (ii) the small concern is in bankruptcy, insolvent, or there is substantial doubt about its ability to continue as a going concern.
     The carrying value of interest bearing securities shall not be adjusted for changes in interest rates.
     Valuation of convertible debt may be adjusted to reflect the value of the underlying equity security net of the conversion price.

Equity Securities — Private Companies
     Investment cost is presumed to represent value except as indicated elsewhere in these guidelines.
     Valuation should be reduced if a company’s performance and potential have significantly deteriorated. If the factors which led to the reduction in valuation are overcome, the valuation may be restored.
     The anticipated pricing of a Small Concern’s future equity financing should be considered as a basis for recognizing Unrealized Depreciation, but not for Unrealized Appreciation. If it appears likely that equity will be sold in the foreseeable future at a price below the Licensee’s current valuation, then that prospective offering price should be weighed in the valuation process.
     Valuation should be adjusted to a subsequent significant equity financing that includes a meaningful portion of the financing by a sophisticated, unrelated new investor. A subsequent significant equity financing that includes substantially the same group of investors as the prior financing should generally not be the basis for an adjustment in valuation. A financing at a lower price by a sophisticated new investor should cause a reduction in value of the prior securities.
     If substantially all of a significant equity financing is invested by an investor whose objectives are in large part strategic, or if the financing is led by such an investor, it is generally presumed that no more than 50% of the increase in investment price compared to the prior significant equity financing is attributable to an increased valuation of the company.
     Where a company has been self-financing and has had positive cash flow from operations for at least the past two fiscal years, Asset Value may be increased based on a very conservative financial measure regarding P/E ratios or cash flow multiples, or other appropriate financial measures of similar publicly-traded companies, discounted for illiquidity. Should the chosen valuation cease to be meaningful, the valuation may be restored to a cost basis, or if of significant deterioration in performance or potential, to a valuation below cost to reflect impairment.
     With respect to portfolio companies that are likely to face bankruptcy or discontinue operations for some other reason, liquidating value may be employed. This value may be determined by estimating the realizable value (often through professional appraisals or firm offers to purchase) of all assets and then subtracting all liabilities and all associated liquidation costs.
     Warrants should be valued at the excess of the value of the underlying security over the exercise price.

2

Equity Securities — Public Companies
     Public securities should be valued as follows: (a) For over-the-counter stocks, take the average of the bid price at the close for the valuation date and the preceding two days, and (b) for listed stocks, take the average of the close for the valuation date and the preceding two days.
     The valuation of public securities that are restricted should be discounted appropriately until the securities may be freely traded. Such discounts typically range from 10% to 40%, but the discounts can be more or less, depending upon the resale restrictions under securities laws or contractual agreements.
     When the number of shares held is substantial in relation to the average daily trading volume, the valuation should be discounted by at least 10%, and generally by more.

3